Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Jupiter Neurosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, $0.0001 par value per share	Other	6,167,679	(2)	$0.80	(3)	$4,934,143.20	0.0001381	$681.41
Fees to Be Paid	Equity	Common stock, $0.0001 par value per share	Other	270,000	(4)	$1.33	(5)	$359,100.00	0.0001381	$49.59
Fees to Be Paid	Equity	Common stock, $0.0001 par value per share	Other	1,339,605	(6)	$1.13	(7)	$1,513,753.65	0.0001381	$209.05
Fees to Be Paid	Equity	Common stock, $0.0001 par value per share	Other	1,626,045	(8)	$.6053	(9)	$984,245.04	0.0001381	$135.92
Fees to Be Paid	Equity	Common stock, $0.0001 par value per share	Other	1,047,135	(10)	$.6053	(11)	$633,830.82	0.0001381	$87.53
Fees to Be Paid	Equity	Common stock, $0.0001 par value per share	Other	5,250,000	(12)	$.6053	(13)	$3,177,825.00	0.0001381	$438.86
	Total Offering Amounts							$11,602,897.71		$1,602.36
	Total Fees Previously Paid									-
	Total Fee Offsets									-
	Net Fee Due									$1,602.36

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Jupiter Orphan Therapeutics, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), the Jupiter Orphan Therapeutics, Inc. 2021 Equity Incentive Plan (the 2021 Plan”), the Jupiter Neurosciences, Inc. 2023 Equity Incentive Plan (the “2023 Plan”), and the Jupiter Neurosciences, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the 2016 Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $0.80 per share, which is the weighted-average exercise price for options outstanding under the 2016 Plan.

(4)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the 2021 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $1.33 per share, which is the weighted-average exercise price for options outstanding under the 2021 Plan.

(6)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the 2023 Plan.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $1.13 per share, which is the weighted-average exercise price for options outstanding under the 2023 Plan.

(8)	Represents shares of Common Stock reserved for issuance for outstanding restricted stock units granted under the 2023 Plan.

(9)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on a price of $.6053 per share, which is the average of the high and low prices of the Registrant’s Common Stock, as reported on the Nasdaq Capital Market, on February 10, 2026.

(10)	Represents shares of Common Stock reserved for issuance under the 2023 Plan.

(11)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on a price of $.6053 per share, which is the average of the high and low prices of the Registrant’s Common Stock, as reported on the Nasdaq Capital Market, on February 10, 2026.

(12)	Represents shares of Common Stock reserved for issuance under the 2025 Plan.

(13)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the maximum aggregate offering price are based on a price of $.6053 per share, which is the average of the high and low prices of the Registrant’s Common Stock, as reported on the Nasdaq Capital Market, on February 10, 2026.